FACTORING AGREEMENT

THIS FACTORING AGREEMENT made as of the 2 day of January, 2007 by and between PLATINUM FUNDING SERVICES LLC, a New York Limited Liability Company, having an office at Two University Plaza, Hackensack, New Jersey 07601 ("Platinum") and FRESH HARVEST PRODUCTS, INC., a New Jersey corporation, having a place of business at 280 Madison Avenue, Suite 1005, New York, New York 10016 ("Seller").

WITNESSETH:

WHEREAS, Seller has requested that Platinum purchase from Seller, from time to time, all of Seller's right, title and interest in and to certain accounts receivable due to Seller from its customers; and

WHEREAS, Platinum has agreed to purchase certain of such accounts receivable from Seller, from time to time, upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in order to induce Platinum to purchase such accounts receivable, and for Ten ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, the parties hereto agree as follows:

1. Sale and Purchase of Accounts Receivable. Seller will tender to Platinum certain of Seller's invoices to be rendered to Seller's customers ("Account Debtors") with respect to goods sold and delivered to, or services performed for, such Account Debtors by Seller (individually, an "Account Receivable" and collectively, the "Accounts Receivable"). Such invoices shall be delivered by Platinum to the respective Account Debtors, in accordance with the standard billing procedures of Platinum, together with or after notice from Seller and/or Platinum to such Account Debtors of the irrevocable assignment to Platinum of payment thereunder. Platinum will conduct such examination and verification of the invoices so tendered, and such credit investigation of such Account Debtors, as Platinum considers necessary or desirable, and will notify Seller as to which of the individual Accounts Receivable so tendered, if any, Platinum elects to purchase. Platinum shall at all times have the absolute right in its sole discretion to reject any or all of the Accounts Receivable, whether or not Platinum has previously purchased Accounts Receivable from Seller or previously purchased Accounts Receivable of any particular Account Debtor.

2. Account Agreements. Those Accounts Receivable which Platinum elects to purchase from Seller shall be purchased upon the terms and subject to the conditions of separate Purchase and Sale Agreements, between Seller and Platinum, the form of which has heretofore been provided to Seller (the "Account Agreements"). Platinum shall advance against the Purchase Price (as defined in the Account Agreements) for the Accounts Receivable Platinum elects to purchase pursuant to the provisions hereof, seventy five (75%) percent of the face amount of such Accounts Receivable purchased. Platinum shall pay the balance of the Purchase Price, as calculated pursuant to the applicable Account Agreement, pursuant to the further provisions of this Section 2. For

the purposes hereof, the term "Schedule Closure Date" shall mean, with respect to each of the schedules or batches of Accounts Receivable purchased pursuant to each Account Agreement (a "Schedule"), the date with respect to each Schedule on which the applicable Account Debtors have either paid all such Accounts Receivable in the Schedule or, a Chargeback (as defined in the Account Agreements) has been taken thereagainst; provided, however, that Seller may, at its election, repurchase any such Accounts Receivable from Platinum, for a price equal to the face amount of such Account Receivable, in which event such Account Receivable shall be deemed duly paid for the purposes of determining the Schedule Closure Date. Notwithstanding anything to the contrary herein contained, the Accounts Receivable purchased by Platinum may be aggregated and administered as a single Account Receivable, or as several discreet Accounts Receivable, in the discretion of Platinum (each, an "Aggregate Receivable" or Schedule as previously defined). Periodically, from and after each Schedule Closure Date, the balance of the Purchase Price, if any, payable in respect of the Accounts Receivable purchased pursuant to each Account Agreement (the "Purchase Price Balance") shall be aggregated with the Purchase Price Balance, if any, from all other Schedules in respect of which there has occurred other Schedule closures (the "Aggregate Purchase Price Balance"), and Platinum shall credit to Seller's reserve account, the positive amount, if any, of such Aggregate Purchase Price Balance. Chargebacks from all Account Agreements shall be debited against the Seller's reserve account and the net credit balance shall be rebated to the Seller in accordance with Platinum's standard rebate practices. Updated account information will be posted weekly on Platinum's website and Seller hereby agrees that account information and computations contained therein shall be presumptively deemed to be correct and accurate and all the amounts set forth therein shall be binding on Seller unless Seller, on or before the thirtieth (30th) day following the initial posting of the information on Platinum's website, provides to Platinum written objection as to the posted account information stating with reasonable specificity the information or computations to which Client objects and providing a detailed statement of the reasons for such objection. In the event Seller fails to timely object, Seller shall be deemed to have knowingly and voluntarily waived any objection or claim based on the information therein and for all preceding months.Capitalized terms not herein defined shall have the respective meanings attributed thereto in the Account Agreement. In the event of any conflict between the provisions of an Account Agreement and this Factoring Agreement, the provisions of this Factoring Agreement shall govern and control. Notwithstanding the first sentence of this Section 2, if either Seller or Platinum shall fail to execute an Account Agreement with respect to a particular Account Receivable tendered by Seller to Platinum, and Platinum shall nevertheless pay an Advance Amount to Seller for such Account Receivable, Platinum shall be presumed conclusively to have purchased, and Seller shall be presumed conclusively to have sold, such Account Receivable pursuant to an Account Agreement, and such Account Receivable shall be governed by the terms and conditions (including, without limitation, Seller's representations, warranties and covenants to Platinum contained therein) set forth in the Account Agreement in the form heretofore provided to Seller.

3. Conditions Precedent. Platinum shall not be required to purchase any Accounts Receivable pursuant to an Account Agreement unless and until each of the following conditions shall have been satisfied:

(a) Platinum and Seller shall have entered into a Security Agreement in the form heretofore provided to Seller (the "Security Agreement"), to secure Seller's performance of the representations, warranties and covenants set forth in the Account Agreements on Seller's part to be performed (the "Representations") (but not the payment of the Accounts Receivable purchased thereby);

(b) Michael Jordan Friedman and Dominick M. Cingari shall each have executed and delivered to Platinum a Performance Guaranty in the form heretofore provided to Seller (the "Performance Guaranty"), with respect to Seller's performance of the Representations on Seller's part to be performed (but not the payment of the Accounts Receivable purchased thereby);

(c) Seller shall have authorized Platinum to file Uniform Commercial Code financing statements with the appropriate filing officer or officers in each jurisdiction where, in the reasonable opinion of Platinum, such filing is necessary or desirable to perfect the security interests granted pursuant to the Security Agreement and to provide notice of the factoring arrangement; and

(d) Seller shall have executed and delivered to Platinum an Account Agreement in the form heretofore provided to Seller, together with the schedule of proposed Accounts Receivable attached thereto as Schedule A, which Schedule A shall be duly executed and dated by Seller.

Platinum's failure to require the satisfaction of any one or more of these conditions precedent shall not be deemed a waiver thereof, nor shall such failure in any way alter, modify or vitiate Seller's obligations hereunder or any guarantor's obligations under the respective Performance Guaranties.

4. Cross-Collateralization. If a Default (as defined in the Security Agreement) shall have occurred, Platinum shall have the right, which may be exercised in its sole and absolute discretion at any time and from time to time during the continuance of such Default, to apply all amounts collected with respect to Accounts Receivable, as follows, before any payment from such collections shall be made to Seller: (i) first, against the unreimbursed balance of the Advance Amounts made by Platinum to Seller with respect to Accounts Receivable purchased from Seller under one or more Account Agreements; (ii) next, to the payment of all fees and expense reimbursements (as described in the Account Agreements) accrued with respect to Accounts Receivable purchased by Platinum from Seller, whether or not such fees have become due and payable pursuant to the terms of the Account Agreements; and (iii) the balance, if any, to the payment of any and all other liabilities and obligations of Seller to Platinum pursuant to this Factoring Agreement, the Security Agreement, the Account Agreements and any other agreement entered into between Platinum and Seller concurrently or in connection herewith.

5. Collection of Accounts Receivable. Seller will instruct all of the Account Debtors obligated with respect to the Accounts Receivable assigned to Platinum to mail or deliver payments on such Account Receivable directly to Platinum at its address herein above set

forth or at such other address as Platinum may specify in a written notice to Seller. Such instructions shall not be rescinded or modified without Platinum's prior written consent. If, despite such instructions, Seller shall receive any collections or other proceeds of the Accounts Receivable assigned to Platinum, Seller shall immediately deliver such payments, in the exact form received, to Platinum. Failure to deliver such payments to Platinum as provided herein shall be deemed a default under the Factoring Agreement. All payments received by Platinum shall be applied as provided in Sections 4 and 5 above. Platinum shall have no liability to Seller for any mistake in the application of any payment received with respect to any Account Receivable, provided Platinum shall have acted in good faith and without gross negligence in respect thereof.

6. Payment of Expenses and Taxes. Seller will (a) pay or reimburse Platinum for all of Platinum's out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Factoring Agreement, the Security Agreement, any of the Account Agreements and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel to Platinum; (b) pay or reimburse Platinum for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Factoring Agreement, the Security Agreement, the Account Agreements and such other documents, and the verification of the Accounts Receivable and the creditworthiness of the Account Debtors, including, without limitation, fees and disbursements of counsel to Platinum which shall include but not be limited to the payment of Platinum's in-house counsel's fees at his or her usual and customary hourly rate, which rate shall not be less than $300.00 per hour nor greater than $500.00 per hour, together with the expenses of said in house counsel; (c) pay, indemnify, and hold harmless from and against any and all recording and filing fees and any and all liabilities with respect to, or resulting from, any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of, any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Factoring Agreement, the Security Agreement, the Account Agreements and any such other documents; and (d) pay, indemnify, and hold Platinum harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement and performance of this Factoring Agreement, the Security Agreement, the Account Agreements and such other documents (all of the foregoing being hereinafter collectively referred to as the "indemnified liabilities"); provided, however, that Seller shall have no obligation hereunder to Platinum with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of Platinum, (ii) salaries and other amounts payable by Platinum to its employees in the ordinary course of business or (iii) expenses incurred by Platinum (other than those specifically enumerated in clauses (a), (b) and (c) above) in the ordinary course of business in connection with the performance of its obligations hereunder. In recognition of Platinum's right to have its attorneys' fees and other expenses incurred in connection with this Factoring Agreement secured by the collateral pledged by Seller pursuant to the Security Agreement, notwithstanding payment in full of all obligations by

Seller, Platinum shall not be required to record any terminations or satisfactions of any of Platinum's liens on the collateral unless and until Seller has executed and delivered to Platinum, a general release in a form reasonably satisfactory to Platinum. Seller understands that this provision constitutes a waiver of its rights under section 9-513 of the Uniform Commercial Code. The agreements in this Section 6 shall survive the termination of this Factoring Agreement.

7. Amendments. Any provisions hereof may be modified or amended only by a written instrument expressly referred hereto duly executed on behalf of Platinum and Seller by their respective duly authorized representatives and no such amendment or modification hereof will in any way release or diminish any guarantor's obligations under their respective Performance Guaranties.

8. Termination. This Factoring Agreement shall begin on the date hereof and, unless sooner terminated as herein provided, terminate at 11:59 p.m. on the day immediately preceding the second year anniversary of the date hereof (the "Scheduled Term"), except that the Representations, and the remedies of Platinum for a breach of such Representations, shall survive the termination of this Factoring Agreement. Such termination shall not affect the rights of Platinum in enforcing its remedies against Seller or any collateral upon any default by Seller hereunder or upon a Default under the Security Agreement. This Factoring Agreement shall be deemed automatically renewed from year to year (the "Rescheduled Term") unless Seller shall deliver written notice of cancellation to Platinum at least 60 days but not more than 90 days prior to the expiration date then in effect hereunder.

9A.. Fee. The fee to be earned by Platinum for the purchase of Accounts Receivable from Seller, as set forth in the Fee and Reimbursements Schedule attached to the Account Agreements (the "Fee"), has been established after negotiation between the parties and is based upon Seller's commitment to deliver to Platinum not less than $300,000.00 per quarter of approved Accounts Receivable (the "Quarterly Base Sales Amount") during each 90 day period (a "Term Quarter") of the Scheduled Term or Rescheduled Term, as applicable. In the event Seller delivers less than the Quarterly Base Sales Amount in any Term Quarter, Seller agrees and acknowledges that Platinum shall be entitled to a minimum fee during such Term Quarter (the "Minimum Fee") as set forth herein below:

(a) If the aggregate amount of approved Accounts Receivable delivered by Seller to Platinum during any Term Quarter is less than the Quarterly Base Sales Amount, Seller shall pay to Platinum a Minimum Fee on account of such Term Quarter. Such Minimum Fee shall be equal to the product of (i) the actual aggregate fees earned by Platinum from the purchase of Accounts Receivable from Seller for the applicable Term Quarter (or then expired portion thereof) (the "Partial Fee") and (ii) a fraction, the numerator of which is the Quarterly Base Sales Amount and the denominator of which is the actual aggregate amount of Accounts Receivable theretofore delivered by Seller in such Term Quarter, less (iii) the Partial Fee.

(b) If, in any Term Quarter, Seller shall deliver no Accounts Receivable to Platinum, then Seller shall pay to Platinum in respect of such Term Quarter a Minimum Fee equal to the product of (i) the Quarterly Base Sales Amount and (ii) a fraction, the numerator of which is the aggregate Fees theretofore earned by Platinum pursuant to this Factoring

Agreement and the denominator of which is the actual aggregate amount of Accounts Receivable theretofore purchased by Platinum pursuant to this Factoring Agreement.

(c) In the event Seller delivers no Accounts Receivable whatsoever to Platinum during the term this Factoring Agreement, or any extensions hereof, Seller shall pay to Platinum a Minimum Fee equal to the product of (i) the minimum Discount as set forth in the Fee and Reimbursements Schedule of the Purchase and Sale Agreement, and (ii) the total amount of approved Accounts Receivable committed by Seller to be delivered to Platinum under this Factoring Agreement (a "No Delivery Fee").

9B. Termination by Platinum. Notwithstanding anything to the contrary herein contained, this Factoring Agreement may be terminated by Platinum, in Platinum's sole discretion on three (3) days' written notice to Seller if, for a period of forty five (45) days, Seller shall deliver no Accounts Receivable to Platinum for purchase as herein provided (a "No Delivery Termination"). Upon any such No Delivery Termination, Seller shall pay to Platinum either the No Delivery Fee or other applicable Minimum Fee, whichever is greater, each to be calculated as above-provided, for each and every unexpired Term Quarter remaining in the Scheduled Term or Rescheduled Term, as applicable.

10. Notices. All notices and other communications hereunder shall be deemed to have been sufficiently given when mailed, postage prepaid, by certified or registered mail, sent by courier or telefaxed, return receipt requested, or confirmation of receipt requested in the case of a telefax, and the sender shall have received such return receipt or confirmation, addressed to the party intended to receive the same at the address herein above set forth. Each of the parties hereto shall have the right to rely on as an original any notice given hereunder by telefax as aforesaid.

11. Successors, Governing Law, Consent to Jurisdiction. This Factoring Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto, except that this Factoring Agreement may not be assigned by Seller without the prior written consent of Platinum. This Factoring Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed exclusively within such state, without regard to the conflicts of laws provisions thereof. The parties hereto mutually agree that any legal action relating to or arising from the Factoring Agreement, the Security Agreement, the Account Agreements or the Performance Guaranty (or Guaranties), if any, or relating in any way to the factoring relationship between Platinum and the Seller and Guarantor(s), shall be brought, at Platinum's sole discretion, and maintained only in (a) the Superior Court of the State of New Jersey, County of Bergen, (b) the federal courts in and for the District of New Jersey, Newark vicinage, (c) the Supreme Court of the State of New York, County of New York, or (d) the federal courts in and for the Southern District of New York (the "Courts of Jurisdiction"), and the parties hereto expressly consent and agree to, and waive any and all objections to (a) the jurisdiction of the Courts of Jurisdiction over (i) any such legal or equitable action and (ii) the parties hereto and (iii) to any legal or equitable relief granted thereby and (b) to the laying of venue in any of the Courts of Jurisdiction (such waiver of objections include, but not limited to, any objection based on any claim of inconvenient forum or improper venue). The parties expressly agree that no legal action may be maintained between or among the parties hereto other than in the Courts of

Jurisdiction, however, nothing in this paragraph shall be construed to limit the rights of Platinum to (a) domesticate, or otherwise pursue, any judgment obtained in the Courts of Jurisdiction in any other court, state, territory or nation or to (b) take any actions which are required by law to be taken in a court other than one of the Courts of Jurisdiction, including, but not limited to, any actions to enforce Platinum's rights in and to any Collateral, as defined by the Security Agreement.

12. Jury Trial Waiver. The parties hereto do hereby waive and relinquish any and all right to a jury trial in any action, case or proceeding arising out of, or relating to, this agreement and/or the related agreements

13. Consent to Accept Service of Process. Seller hereby expressly waives any and all requirements related to the service of legal process, of any type or kind ("Process") in or for any legal action, case or proceeding arising hereunder or relating to the factoring relationship of the parties, and Seller hereby agrees to accept the service of any and all such Process by overnight delivery, certified or regular mail, facsimile transmission and/or electronic mail, in each case sent to the address specified herein, with such Process deemed received by Seller on the date next following the date on which Platinum, or its agents, sent such process. Any Process sent to Seller in any of the foregoing methods shall be deemed to be legal and valid service of Process upon Seller, and any and all dates for answering or responding to such process shall commence as if the Process was served in accordance with the applicable court rules of the jurisdiction in which such action, case or proceeding is pending. For purposes of this Paragraph the address for Seller herein shall be presumptively deemed to be the correct address to which Platinum may serve Process to Seller.

14. Bankruptcy. The parties expressly agree that in the event Seller voluntarily files for protection pursuant to any provision of the United States Bankruptcy Code or, in the event an involuntary petition in bankruptcy is filed against the Seller, (a) this Factoring Agreement shall automatically terminate upon such filing, and (b) Seller's obligations under this Factoring Agreement, the Security Agreement, the Account Agreements and the Performance Guaranties, if any, shall be automatically accelerated and all sums due under any provision of the aforementioned documents shall be immediately due and payable. Following either of the aforementioned bankruptcy filings, Platinum may elect to offer financing to the debtor-in-possession, but nothing in this paragraph shall obligate Platinum to offer or provide such financing.

15. Merger. It is understood and agreed that all understandings and agreements heretofore had between the parties, if any, with respect to the subject matter hereof are merged into this Factoring Agreement which alone fully and completely expresses their agreement.

16. Audit. Platinum shall be entitled in its sole discretion, upon at least two (2) business days notice to Seller, to conduct or cause to be conducted an audit of Seller's books and records and Seller hereby agrees to make available all invoices, bills, bank books and account statements, cancelled checks, accounts receivable and payable ledgers,

tax returns and like financial information, and otherwise fully to cooperate with Platinum or its designated representative, in connection therewith. Seller shall pay upon demand as set forth in the Account Agreement(s) the cost of not more than two (2) of such audits performed in any twelve (12) month period; provided, however, that if there shall occur a Default and this Agreement shall not be terminated by Platinum, Seller shall thereafter pay the cost of any and all such audits conducted or caused to be conducted by Platinum.

17. Prior Factoring Agreement. As of its effective date, this Factoring Agreement will supersede in its entirety, and is entered into between the parties hereto in substitution of, a certain Factoring Agreement between the parties, dated as of Augsust 24, 2006 (the "Prior Agreement"). All rights and obligations of Platinum and Seller with respect to any transactions entered into between the parties from and after the date of this Factoring Agreement shall be governed hereby. Seller acknowledges and agrees that a certain Security Agreement, dated August 24, 2006, between Platinum, as secured party, and Fresh Harvest Products, Inc., as debtor, and all UCC's filed thereunder, are in full force and effect and shall be deemed to have been delivered as provided in Section 3(c) hereof.

18. Consultation with Legal Counsel: Seller acknowledges that it has consulted with legal counsel of its own choosing with respect to this Factoring Agreement and that Seller's legal counsel has advised it that the terms of this Factoring Agreement are fully binding and enforceable under New York law.

19. Use of Name, Logos and Trademarks: Seller agrees that Platinum shall have the right to advertise its relationship with Seller in any medium whatsoever, including but not limited to, Platinum's website, printed marketing materials, solicitations, newspapers or other periodicals, internet, television and radio. Seller further agrees that with respect to such advertising and marketing Platinum may utilize any and all names, logos and/or trademarks/service marks owned by, utilized by or licensed to Seller (collectively, "Seller's Marks"), and Seller hereby (a) represents that it has the full and requisite right and authority to grant permission to Platinum to utilize Seller's Mark's (b) hereby specifically grants to Platinum an irrevocable license to utilize Seller's Marks as set forth herein. Seller further agrees to and it shall hold Platinum harmless and defend Platinum, at its sole cost and expense, from and against any and all claims, disputes, suits, and causes of action whatsoever, including Platinum's legal fees, with respect to any claim, action, case or proceeding relating to Platinum's use of Seller's Marks.

IN WITNESS WHEREOF, the parties hereto have executed this Factoring Agreement as of the day and year first above written.

PLATINUM FUNDING SERVICES LLC

By: William T. Rooney

Name: William T. Rooney

Title: President

FRESH HARVEST PRODUCTS, INC.

By:

Name: Michael Jordan Fiedman

Title: President

Acknowledgment

STATE OF :
: SS:
COUNTY OF :

On this ___ day of January, 2007, before me personally came Michael Jordan Friedman, to me known, who being duly sworn, did depose and say that he resides at 333 West 56th Street, Apt. 7B, New York, New York 10019 and that he is the President of Fresh Harvest Products, Inc., a New Jersey corporation, the corporation described in and which executed the foregoing instrument, and acknowledged that he executed the same by authority of the board of directors of said corporation for the uses and purposes in said corporation set forth.

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Notary Public

MINDY AMSEL
Notary Public, State of New York
No. 01AM6000316
Qualified in Kings County
Commission Expires Dec. 15, ____